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                                                                  Exhibit 77-Q1

ITEM 77Q1 - EXHIBITS

(a)(1) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series D, effective January 15, 2004, filed herein.
(a)(2) Certificate of Amendment of Declaration of Trust abolishing ING GET
Fund - Series D, effective January 16, 2004 filed herein.
(e)(1) Amended Schedule A with respect to the Sub-Advisor Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.